UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported): December 28, 2004

Cerner Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-15386	43-1196944

(Commission File Number)	(IRS Employer Identification No.)

2800 Rockcreek Parkway, North Kansas City, Missouri	64117

(Address of Principal Executive Offices)	(Zip Code)

(816) 221-1024

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On December 28, 2004, the Company entered into a fourth amendment (the “Fourth Amendment”) to the Credit Agreement between Cerner Corporation and U.S. Bank National Association as administrative agent and head arranger; LaSalle Bank National Association, as document agent; Commerce Bank, N.A.; and, UMB Bank, N.A., dated as of May 31, 2002, and as amended July 22, 2002, April 30, 2003 and September 1, 2004, and filed as exhibits 4(a) to Company’s Quarterly Report on Form 10-Q for the quarter ended June 29, 2002 (the “Agreement”), as Exhibit 4(d) to the Company’s Annual Report on Form 10-K for the year ended December 28, 2002 (the “First Amendment”), as Exhibit 4(f) to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 28, 2003 (the “Second Amendment”) and as Exhibit 99.1 to the Company’s Form 8-K filed on September 8, 2004 (the “Third Amendment”), all of which are incorporated herein by reference. The Agreement, First Amendment, Second Amendment and Third Amendment hereinafter referred to collectively as the “Credit Agreement”.

The material amendments in the Fourth Amendment: (i) modify the timing requirements for when a newly formed or acquired subsidiary of the Company is required to become a party to the subsidiary guaranty under the Credit Agreement; and, (ii) obtain the consent of the lending parties to certain transactions entered into or proposed to be entered into by the Company and certain of its subsidiaries, all as set forth in the attached Exhibit 99.1. Other material terms of the Credit Agreement remain unchanged and have been previously reported in the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2004 and the Company’s Form 8-K filed on September 8, 2004, both of which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     c) Exhibits

               99.1 Fourth Amendment to Credit Agreement dated December 28, 2004 between the Company and U.S. Bank National Association, LaSalle Bank National Association, Commerce Bank, N.A. and UMB Bank, N.A.

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CERNER CORPORATION

Date: January 4, 2005	By:	/s/ Marc G. Naughton

Marc G. Naughton, Senior Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Fourth Amendment to Credit Agreement dated December 28, 2004.